Exhibit 99.1

OptimizeRx Invited to Co-Host Plenary Session at Digital Pharma East on October 17, 2018

ROCHESTER, Mich., (October 10, 2018) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, has been invited to speak at the 12th Annual Digital Pharma East conference being held at the Pennsylvania Convention Center in Philadelphia on October 16-19, 2018.

Bringing together more than 1,000 participants, this conference will feature latest case studies and senior-level discussions with pharma companies, health systems, physicians, health-tech companies, startups and non-traditional healthcare companies involved in digital health.

A plenary session, “Addressing Medication Adherence to Improve Quality of Care,” will be co-hosted by Miriam Paramore, president of OptimizeRx, at 5:00 p.m. Eastern time on October 17.

Today, healthcare providers are increasingly measured by the outcomes their care provides, not just the number of patient visits or procedures ordered. This requires the pharma industry to work more closely with providers to ensure successful outcomes, with the value placed not only on the moment of care but also on the broader, longer term ability to produce positive health outcomes for patients. This means the challenge now shifts to pharma being able to successfully and cost-effectively assist providers in delivering better care.

In this session, Paramore and Dr. Jack Pinney of MidMichigan Health will discuss:

●	How real-time patient savings, education and adherence strategies are integral parts of a value-based care strategy.

●	Need for pharma marketers to execute a multi-channel strategy across financial, clinical and brand support at the point-of-care.

●	How digital heath has impacted Dr. Pinney’s efforts in providing quality patient care.

“Rising drug costs are a major industry challenge,” noted Paramore. “However, the increase in digitally-delivered copay coupons and savings vouchers have provided needed relief to the affordability issue.”

“The latest industry research also reveals that medication adherence improves when patients can lower their co-payments,” continued Paramore. “OptimizeRx delivers patient savings opportunities directly into the physician EHR workflow at the point of prescribe, with this improving medication adherence and patient outcomes. For this conference session, I look forward to discussing how our technology is positively impacting the intersection of pharma, physicians and patient outcomes.”

About Digital Pharma East

Digital Pharma East is the leading marketing conference globally for life science professionals looking to learn, network and be inspired. For more information, visit www.digitalpharmaseries.com/east.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team